Exhibit 10.1

AMENDMENT TO SECURITYHOLDERS AGREEMENT

This Amendment to Securityholders Agreement (this “Amendment”) is entered into as of June 1, 2005 among Muzak Holdings LLC, a Delaware limited liability company (the “Company”), MEM Holdings, LLC (“MEM Holdings”), AMFM Systems, Inc. (“AMFM”) and those of BancAmerica Capital Investors I, L.P., New York Life Capital Partners, L.P. and The Northwestern Mutual Life Insurance Company (collectively, the “Preferred Investors”) who may become signatories hereto.

The Company, MEM Holdings, AMFM and the Preferred Investors are parties to a Second Amended and Restated Securityholders Agreement dated as of March 15, 2002 (as in effect immediately prior to the effectiveness of this Amendment, the “Securityholders Agreement”). Each capitalized term that is used and not otherwise defined in this Amendment has the meaning that the Securityholders Agreement assigns to that term.

Among other things, the Securityholders Agreement sets forth the rights of the parties thereto concerning the composition of the Board. The Securityholders Agreement provides that, so long as a Class A Default is continuing, the voting power of the members of the Board designated by MEM Holdings will be reduced.

A Class A Default of a type contemplated by the Securityholders Agreement has occurred and is continuing. The parties hereto wish to set forth their mutual agreement and understanding that the reduction in voting power described in the preceding paragraph shall not occur unless and until the Preferred Investors actually act to designate members of the Board pursuant to the provisions of the Securityholders Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment .

(a) Sections 2(a)(i) and 2(a)(ii) of the Securityholders Agreement are hereby amended and restated in their entirety as follows:

(i) at any time no Class A Default is continuing, or at any time when a Class A Default is continuing and neither BACI nor New York Life has designated a member of the Board pursuant to Section 2(a)(v), holders of record of a majority of the ABRY Units will designate a number of directors of the Board (whether Class A Directors and/or Class B Directors or otherwise) which possess a majority of the votes of the Board (each an “ABRY Director”);

(ii) if a Class A Default is continuing and either BACI or New York Life has designated a member of the Board pursuant to Section 2(a)(v), holders of record of a majority of the ABRY Units will designate a number of directors of the Board (whether Class A Directors and/or Class B Directors or otherwise) which possess the number of the votes of the Board equal to the largest whole number that is less than 50% of the number of votes entitled to be cast by the members of the Board (also, each an “ABRY Director”);

(b) Section 2 of the Securityholders Agreement is hereby amended by adding the following new Section 2(e) at the end thereof:

(e) Notwithstanding anything to the contrary herein or in the LLC Agreement, upon delivery by BACI or New York Life of written notice (a “Designation Notice”) to the Company designating as a member of the Board pursuant to Section 2(a)(v) an individual who is either an employee of BACI or New York Life or who is acting as a Board Observer at the time of the of the Preferred Default giving rise to such Designation Notice, the Company shall not (i) take any action required to be approved by the Board unless such action was duly approved by the Board prior to the date of such Designation Notice, (ii) hold any meeting of the Board or (iii) take any action via written consent of the Board, in each case unless and until the Board shall consist of duly elected members designated as set forth in Section 2(a), including the members designated pursuant to such Designation Notice and including any reduction or reallocation of ABRY Directors required to comply with Section 2(a)(ii).

2. No other Effect. Except as expressly set forth in Section 1 of this Amendment, this Amendment shall not operate as a waiver or amendment of any provisions of the Securityholders Agreement, which remains in full force and effect as expressly amended hereby.

3. Effectiveness. In accordance with Section 14 of the Securityholders Agreement, this Amendment shall be effective when it has been executed and delivered by each of the Company, MEM Holdings, AMFM and Preferred Investors that constitute Required Holders (as that term is defined in the Preferred Unit Purchase Agreement), whether or not it has been executed and delivered by each of the Preferred Investors.

4. Miscellaneous. The headings of sections of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page by facsimile shall be effective as delivery of a manually signed counterpart hereof. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES OF SUCH STATE.

[SIGNATURE PAGES FOLLOW]

The undersigned have caused this Amendment to Securityholders Agreement to be executed and delivered as of the date first specified above.

MUZAK HOLDINGS LLC

By:	/s/ Michael Zendan II
Its:	Vice President and General Counsel

MEM HOLDINGS, LLC

By:	/s/ Peni Garber
Its:	Secretary

AMFM SYSTEMS, INC.

By:	/s/ Juliana F Hill
Its:	Senior Vice President - Finance

BANCAMERICA CAPITAL INVESTORS I, L.P.
By:	BancAmerica Capital Management I, L.P., Its general partner
By:	BACM I GP, LLC, Its general partner

By:	/s/ Scott R. Poole
Its:	Authorized Signatory

NEW YORK LIFE CAPITAL PARTNERS, L.P.
By:	NYLCAP Manager, LLC, Its Investment Manager

By:	/s/ James M. Barker
Its:	Executive Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mark E. Kishler
Its:	Authorized Representative

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